Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement, of our report dated April 26, 2023 with respect to our audits of the financial statements of MamaMancini’s Holdings, Inc. as of January 31, 2023 and 2022, and for the years then ended.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Somerset, New Jersey
August 30, 2023